Exhibit 10.1

Company Cooperation Agreement

Party A: MultiMetaverse Holdings Ltd. (hereinafter referred to as “MMV Company”)

Legal Representative: Yiran Xu

Address:Room 7033, 7/F, Tower B, No. 785 Hutai Road, Jingan District,Shanghai, China

Party B: Zhao Mingwei (Big Bear)

ID Number: 231221198405150019

Contact Address: Build 16, No. 123 Hulanxi Road, Baoshan District, Shanghai, China

Party C: Li Yuanfeng

ID Number: 410411198405065536

Contact Address:Room 3202 Yintai Centre,No.2 Jianwaidajie, Chaoyang District, Beijing, China

WHEREAS, on the basis of equality, voluntariness, fairness and good faith, and through friendly negotiation, Party A, Party B and Party C have reached the following agreement regarding the joint investment of a joint venture company:

I. Purpose of Cooperation

The three parties, based on their common recognition of the prospects of the digital currency business, have decided to jointly establish a joint venture company in Hong Kong, subject to the negotiation and execution of definitive documents with respect to the joint venture. Through the purchase of BTC and mining with mining machines, they are committed to developing relevant businesses and achieving the joint venture company's development goals in this field.

II. Equity Ratio and Contribution Method

1. Equity Ratio

- MMV Company shall hold 80% of the equity in the joint venture company.

- Zhao Mingwei shall hold 10% of the equity in the joint venture company.

- Li Yuanfeng shall hold 10% of the equity in the joint venture company.

2. Contribution Method

Each party shall fulfill its contribution obligation with currency or other legal non-monetary property in accordance with laws, regulations and the articles of association of the joint venture company, for the establishment and operation of the joint venture company. The specific time and amount of contribution shall be implemented according to the requirements of the joint venture company's establishment and legal procedures.

III. Rights and Obligations of Each Party

(I) Rights and Obligations of Party A

1. Enjoy shareholder rights in accordance with the equity ratio, including but not limited to participating in corporate decision-making, profit distribution, etc.

2. Be responsible for coordinating the connection of relevant resources between the joint venture company and MMV Company to provide necessary support for the joint venture company's development.

3. Supervise the operation and financial management of the joint venture company to ensure that the joint venture company's operation complies with laws, regulations and the articles of association of the joint venture company.

(II) Rights and Obligations of Party B

1. Enjoy shareholder rights in accordance with the equity ratio, participate in the decision-making process of corporate operation and management, and put forward reasonable suggestions.

2. Utilize its own resources and capabilities to actively promote the joint venture company's business development and assist in market development and the establishment of cooperative relationships.

3. Have a fiduciary duty to the joint venture company and shall not engage in any act that harms the joint venture company's interests and shall strictly keep the joint venture company's confidential information.

(III) Rights and Obligations of Party C

1. Enjoy shareholder rights in accordance with the equity ratio, participate in the discussion and decision-making of important joint venture company affairs.

2. Utilize its own resources and capabilities to actively promote the joint venture company's business development and assist in market development and the establishment of cooperative relationships.

3. Have a fiduciary duty to the joint venture company and shall not engage in any act that harms the joint venture company's interests and shall strictly keep the joint venture company's confidential information.

IV. Corporate Governance

1. The joint venture company shall establish corporate governance institutions such as the shareholders' meeting, the board of directors (or the executive director), and the board of supervisors (or the supervisor). Each party shall exercise its rights and fulfill its obligations in accordance with the articles of association of the joint venture company to ensure the legality and effectiveness of corporate governance.

2. The shareholders' meeting is the highest authority of the joint venture company, composed of all shareholders, and shall exercise voting rights in accordance with the equity ratio to decide on major matters of the joint venture company, including but not limited to the joint venture company's business policy and investment plan, the election and replacement of directors and supervisors, and the review and approval of the joint venture company's annual financial budget and final accounts plan.

V. Performance Goals and Incentive Measures

1. The joint venture company plans to achieve Party B and Party C to invest 500 Bitcoins legally owned by them by June 2025 and 1,000 bitcoins before December 2025 to make the joint venture company legally own the assets.. The three parties shall make joint efforts to promote the joint venture company to achieve the above-mentioned goals.

2. As a return for Party B and Party C's contribution to the joint venture company's business development, MMV will issue Party B and Party C 1 million shares each, subject to the condition that (i) the closing share price of MMV on Nasdaq exceeds US$1.00 within 2 months after the announcement of the signing of this agreement, and (ii) either (x) the closing price is not less than US$1.00 for more than 10 consecutive trading days on Nasdaq during those two months, or (y) the number of Bitcoin invested by the joint venture company is not less than 50, otherwise company will cancel the shares issued to Party B and Party C.  Party B and Party C understand that any shares to be issued pursuant to this Agreement will be restricted, and a restrictive legend similar to below shall be placed on the certificates evidencing such shares and appropriate notations thereof will be made on the MMV Company’s stock transfer books:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH REGULATION S, OR RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

VI. Confidentiality Clause

1. The three parties acknowledge and confirm that during the performance of this agreement, they may access or be aware of the other parties' commercial secrets, technical secrets, customer information and other confidential information (hereinafter collectively referred to as “confidential information”). Confidential information includes but is not limited to the joint venture company's business plan, financial data, investment strategy, customer list, unpublished technical data, etc.

2. Each party shall strictly keep confidential the confidential information of the other parties known during the performance of this agreement. Without the written consent of the information-disclosing party, it shall not disclose, use or otherwise handle the confidential information to any third party. The confidentiality period of this clause shall start from the effective date of this agreement and last for 3 years.

3. If a party violates the confidentiality clause, it shall bear liability for breach of contract and compensate the other parties for all losses suffered thereby, including but not limited to direct losses, indirect losses, attorneys' fees, litigation fees and other reasonable expenses incurred for safeguarding rights and interests. If the loss is difficult to calculate, the breaching party shall pay [agreed amount of liquidated damages or calculation method] to the damaged party as liquidated damages.

VII. Non-competition Clause

1. During the period of being a shareholder of the joint venture company and within [non-competition period] from the date of leaving or withdrawing from the joint venture company, Party B and Party C shall not directly or indirectly engage in activities that are competitive with the joint venture company's business, including but not limited to investing in, participating in the operation of other enterprises with the same type of business as the joint venture company, or providing services and consultations for competitors.

2. If Party B or Party C violates the non-competition clause, all the profits obtained from the violation of the non-competition behavior shall be turned over to the joint venture company, and liquidated damages [agreed amount of liquidated damages or calculation method] shall be paid to the joint venture company. If the liquidated damages are insufficient to compensate the joint venture company's losses, compensation for the losses suffered by the joint venture company shall continue.

VIII. Amendment and Termination of the Agreement

1. Any amendment or supplement to this agreement shall be subject to written negotiation and consensus among the three parties, and relevant agreements shall be signed.

2. During the performance of this agreement, if force majeure or other circumstances stipulated by laws and regulations occur, resulting in the inability to continue performing this agreement in whole or in part, the party affected by force majeure shall promptly notify the other parties and provide relevant supporting documents. Within a reasonable time after the elimination of the force majeure event, the three parties shall negotiate whether to continue performing this agreement or make amendments to the agreement.

3. If a party seriously violates the provisions of this agreement and damages the interests of the other parties, the other parties have the right to terminate this agreement and require the breaching party to bear liability for breach of contract and compensate for losses.

IX. Liability for Breach of Contract

1. If a party fails to perform its obligations as stipulated in this agreement, including but not limited to contribution obligations, confidentiality obligations, non-competition obligations, etc., it shall bear liability for breach of contract and pay liquidated damages [agreed amount of liquidated damages or calculation method] to the other parties. If the liquidated damages are insufficient to compensate the losses of the other parties, the breaching party shall continue to compensate the other parties for all losses suffered thereby.

2. If a party's breach of contract causes the joint venture company or other parties to be subject to legal liabilities such as government department penalties and third-party claims, the breaching party shall bear all compensation responsibilities.

X. Dispute Resolution

1. The interpretation and implementation of this agreement shall be applicable to the laws of Hong Kong.

2. In case of disputes during the performance of this agreement among the three parties, they shall first resolve them through friendly negotiation; if the negotiation fails, any party has the right to file a lawsuit with the court having jurisdiction in the place where the joint venture company is registered.

XI. Other Terms

1. This agreement shall come into effect from the date of signature (or seal) by the three parties. It is made in triplicate, with each of Party A, Party B and Party C holding one copy, each having the same legal effect.

2. For matters not covered in this agreement, the three parties may separately sign a supplementary agreement, and the supplementary agreement shall have the same legal effect as this agreement.

Party A (Seal): MultiMetaverse Holdings Ltd.

Legal Representative (Signature): /s/ Yiran Xu

Date of Signing: December 2, 2024

Party B (Signature): /s/ Zhao Mingwei (Big Bear)

Date of Signing: December 2, 2024

Party C (Signature): /s/ Li Yuanfeng

Date of Signing: December 2, 2024

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